Exhibit 99.1

The Chefs’ Warehouse Reports Fourth Quarter 2022 Financial Results
Ridgefield, CT, February 15, 2023 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, the Middle East, and Canada, today reported financial results for its fourth quarter ended December 30, 2022. The fiscal quarter ended December 30, 2022 consisted of 14 weeks as compared to the fiscal quarter ended December 24, 2021, which consisted of 13 weeks.

Financial highlights for the fourth quarter of 2022:

•Net sales increased 41.8% to $791.3 million for the fourth quarter of 2022 from $558.3 million for the fourth quarter of 2021.
•GAAP net income was $1.2 million, or $0.03 per diluted share, for the fourth quarter of 2022 compared to $8.4 million, or $0.22 per diluted share, in the fourth quarter of 2021.
•Adjusted net income per share1 was $0.48 for the fourth quarter of 2022 compared to $0.26 for the fourth quarter of 2021.
•Adjusted EBITDA1 was $50.1 million for the fourth quarter of 2022 compared to $30.2 million for the fourth quarter of 2021.

“Fourth quarter business activity continued the return to more normal seasonality heading into the year-end period as celebrations and event-related business continued to build upon emerging third quarter trends”, said Christopher Pappas, Chairman and Chief Executive Officer of the Company. “We are extremely proud of our team’s execution during the fourth quarter - especially their ability to overcome challenging weather across our markets in mid-to late December. Our people continued to drive the Chefs’ high-quality product and high-touch service model to our forty thousand plus customers and we are grateful to each and every one of them for contributing to a strong performance rounding out 2022.”

Fourth Quarter Fiscal 2022 Results

Net sales for the quarter ended December 30, 2022 increased 41.8% to $791.3 million from $558.3 million for the quarter ended December 24, 2021. Organic sales increased $126.6 million, or 22.7% versus the prior year quarter. Sales growth of $106.5 million, or 19.1%, resulted from acquisitions. The 14th week of the fiscal quarter ended December 30, 2022 was approximately 6.0% of quarterly sales. Organic case count increased approximately 19.1% in the Company’s specialty category with unique customers and placements increases at 18.9% and 14.5%, respectively, compared to the prior year quarter. Organic pounds sold in the Company’s center-of-the-plate category increased approximately 15.2% compared to the prior year quarter. Estimated inflation was 14.1% in the Company’s specialty categories and 0.4% in the center-of-the-plate categories compared to the prior year quarter.
Gross profit increased approximately 49.0% to $187.3 million for the fourth quarter of 2022 from $125.7 million for the fourth quarter of 2021. Gross profit margin increased approximately 116 basis points to 23.7% from 22.5%. Gross margin in the Company’s specialty category decreased 91 basis points and gross margin increased 133 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Selling, general and administrative expenses increased by approximately 40.4% to $153.4 million for the fourth quarter of 2022 from $109.2 million for the fourth quarter of 2021. The increase was primarily due to higher costs associated with compensation and benefits, facility costs and fuel costs to support sales growth in the current quarter. As a percentage of net sales, operating expenses were 19.4% in the fourth quarter of 2022 compared to 19.6% in the fourth quarter of 2021.

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, and adjusted net income (loss) to these measures’ most directly comparable GAAP measure.

Other operating expense increased by approximately $3.5 million primarily due to third-party deal costs incurred in connection with business acquisitions.

Operating income for the fourth quarter of 2022 was $29.8 million compared to $15.8 million for the fourth quarter of 2021. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expenses and other operating expenses, as discussed above. As a percentage of net sales, operating income was 3.8% in the fourth quarter of 2022 as compared to operating income of 2.8% in the fourth quarter of 2021.

Total interest expense increased to $24.3 million for the fourth quarter of 2022 compared to $4.2 million for the fourth quarter of 2021. The increase was primarily due to a $14.1 million loss on debt extinguishment from the refinancing the Company’s senior convertible debt. Additionally, the Company had higher amounts of debt outstanding and increases in the variable portion of interest rates charged on its outstanding debt.

The Company’s effective tax rate for the fourth quarter of 2022 was approximately 78.6% due to the non-deductibility for tax purposes of the $14.1 million loss on debt extinguishment.

Net income for the fourth quarter of 2022 was $1.2 million, or $0.03 per diluted share, compared to net income of $8.4 million, or $0.22 per diluted share, for the fourth quarter of 2021.

Adjusted EBITDA1 was $50.1 million for the fourth quarter of 2022 compared to $30.2 million for the fourth quarter of 2021. For the fourth quarter of 2022, adjusted net income1 was $18.8 million, or $0.48 per diluted share compared to adjusted net income of $10.2 million, or $0.26 per diluted share for the fourth quarter of 2021.

Full Year 2023 Guidance

Based on current trends in the business, the Company is providing full year financial guidance as follows:

▪Estimated net sales for the full year of 2023 will be in the range of $2.85 billion to $2.95 billion;
▪Gross profit to be between $684.0 million and $708.0 million and
▪Adjusted EBITDA to be between $180.0 million and $190.0 million

Fourth Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss fourth quarter 2022 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through

1EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income (loss) and adjusted EPS to these measures’ most directly comparable GAAP measure.

acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining the Secured Overnight Financing Rate (“SOFR”); our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the SEC on February 22, 2022 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 40,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2022	December 24, 2021	December 30, 2022	December 24, 2021
Net sales	$791,336	$558,251	$2,613,399	$1,745,757
Cost of sales	604,005	432,562	1,994,763	1,355,272
Gross profit	187,331	125,689	618,636	390,485

Selling, general and administrative expenses	153,391	109,218	518,219	379,252
Other operating expenses, net	4,175	630	14,679	422
Operating income	29,765	15,841	85,738	10,811

Interest expense	24,282	4,225	43,849	17,587
Income (loss) before income taxes	5,483	11,616	41,889	(6,776)

Provision for income tax expense (benefit)	4,310	3,172	14,139	(1,853)

Net income (loss)	$1,173	$8,444	$27,750	$(4,923)

Net income (loss) per share:
Basic	$0.03	$0.23	$0.75	$(0.13)
Diluted	$0.03	$0.22	$0.73	$(0.13)

Weighted average common shares outstanding:
Basic	37,198,345	36,879,240	37,094,220	36,744,304
Diluted	37,922,385	41,795,193	38,742,328	36,744,304

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 30, 2022 AND DECEMBER 24, 2021
(in thousands)

	December 30, 2022	December 24, 2021
	(unaudited)
Cash and cash equivalents	$158,800	$115,155
Accounts receivable, net	260,167	172,540
Inventories, net	245,693	144,491
Prepaid expenses and other current assets	56,200	37,774
Total current assets	720,860	469,960

Equipment, leasehold improvements and software, net	185,728	133,622
Operating lease right-of-use assets	152,629	130,701
Goodwill	287,120	221,775
Intangible assets, net	155,703	104,743
Deferred taxes, net	—	9,380
Other assets	3,256	3,614
Total assets	$1,505,296	$1,073,795

Accounts payable	$163,397	$118,284
Accrued liabilities	54,325	35,390
Short-term operating lease liabilities	19,428	15,882
Accrued compensation	34,167	22,321
Current portion of long-term debt	12,428	5,141
Total current liabilities	283,745	197,018

Long-term debt, net of current portion	653,504	394,160
Operating lease liabilities	147,406	127,296
Deferred taxes, net	6,098	—
Other liabilities	13,034	5,110
Total liabilities	1,103,787	723,584

Common stock	386	380
Additional paid in capital	337,947	314,242
Cumulative foreign currency translation adjustment	(2,185)	(2,022)
Retained earnings	65,361	37,611
Stockholders’ equity	401,509	350,211

Total liabilities and stockholders’ equity	$1,505,296	$1,073,795

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEAR ENDED DECEMBER 30, 2022 AND DECEMBER 24, 2021
(unaudited, in thousands)

	December 30, 2022	December 24, 2021
Cash flows from operating activities:
Net income (loss)	$27,750	$(4,923)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24,332	21,998
Amortization of intangible assets	13,913	12,967
Provision (benefit) for allowance for doubtful accounts	6,048	(422)
Non-cash operating lease expense	1,730	1,402
Deferred income tax provision (benefit)	9,601	(1,845)
Amortization of deferred financing fees	1,290	2,299
Loss on debt extinguishment	14,287	—
Stock compensation	13,602	11,479
Change in fair value of contingent earn-out liabilities	8,505	(1,296)
Intangible asset impairment	—	597
Loss on asset disposal	17	193
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(48,229)	(70,777)
Inventories	(49,931)	(60,799)
Prepaid expenses and other current assets	(17,603)	(2,183)
Accounts payable, accrued liabilities and accrued compensation	19,163	71,519
Other liabilities
Other assets and liabilities	(1,341)	(108)
Net cash provided by (used in) operating activities	23,134	(19,899)

Cash flows from investing activities:
Capital expenditures	(45,848)	(38,801)
Cash paid for acquisitions	(186,175)	(10,190)
Net cash used in investing activities	(232,023)	(48,991)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(331,073)	(37,610)
Proceeds from debt issuance	587,500	51,750
Payment of deferred financing fees	(19,039)	(1,450)
Proceeds from exercise of stock options	69	—
Surrender of shares to pay withholding taxes	(2,674)	(1,829)
Cash paid for contingent earn-out liabilities	(3,788)	(83)
Borrowings under asset based loan facility and other revolving credit facilities	42,220	—
Payments under asset based loan facility	(20,000)	(20,000)
Net cash provided by (used in) financing activities	253,215	(9,222)

Effect of foreign currency translation on cash and cash equivalents	(681)	(14)

Net change in cash and cash equivalents	43,645	(78,126)
Cash and cash equivalents at beginning of period	115,155	193,281
Cash and cash equivalents at end of period	$158,800	$115,155

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2022	December 24, 2021	December 30, 2022	December 24, 2021
Numerator:
Net income (loss)	$1,173	$8,444	$27,750	$(4,923)
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	673	580	—
Net income (loss) available to common shareholders	$1,173	$9,117	$28,330	$(4,923)
Denominator:
Weighted average basic common shares outstanding	37,198,345	36,879,240	37,094,220	36,744,304
Dilutive effect of unvested common shares	654,441	341,965	638,293	—
Dilutive effect of options and warrants	69,599	49,008	66,719	—
Dilutive effect of convertible notes	—	4,524,980	943,096	—
Weighted average diluted common shares outstanding	37,922,385	41,795,193	38,742,328	36,744,304

Net income (loss) per share:
Basic	$0.03	$0.23	$0.75	$(0.13)
Diluted	$0.03	$0.22	$0.73	$(0.13)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)
(unaudited; in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2022	December 24, 2021	December 30, 2022	December 24, 2021
Net income (loss)	$1,173	$8,444	$27,750	$(4,923)
Interest expense	24,282	4,225	43,849	17,587
Depreciation	6,665	5,728	24,332	21,998
Amortization	3,624	3,189	13,913	12,967
Provision for income tax expense (benefit)	4,310	3,172	14,139	(1,853)
EBITDA (1)	40,054	24,758	123,983	45,776

Adjustments:
Stock compensation (2)	4,521	3,031	13,602	11,479
Other operating expenses, net (3)	4,175	630	14,679	422
Duplicate rent (4)	1,327	1,749	5,604	4,073
Payroll tax credit (5)	—	—	—	(1,418)
Moving expenses (6)	—	75	—	965

Adjusted EBITDA (1)	$50,077	$30,243	$157,868	$61,297

1.We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents duplicate rent and occupancy costs for our Los Angeles, CA, Richmond, CA, Miami, FL and Portland, OR facilities.
5.Represents a payroll tax credit earned in accordance with the Employee Retention Credit under the CARES Act.
6.Represents moving expenses for the consolidation of certain facilities in New England.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO NET INCOME (LOSS)
(unaudited; in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2022	December 24, 2021	December 30, 2022	December 24, 2021
Net income (loss)	$1,173	$8,444	$27,750	$(4,923)

Adjustments to reconcile net income (loss) to adjusted net income (loss) (1):
Other operating expenses, net (2)	4,175	630	14,679	422
Duplicate rent (3)	1,327	1,749	5,604	4,073
Moving expenses (4)	—	75	—	965
Debt modification and extinguishment expenses (5)	14,145	—	18,854	—
Payroll tax credit (6)	—	—	—	(1,418)
Tax effect of adjustments (7)	(2,014)	(687)	(7,526)	(1,132)

Total adjustments	17,633	1,767	31,611	2,910

Adjusted net income (loss)	$18,806	$10,211	$59,361	$(2,013)

Diluted adjusted net income (loss) per common share	$0.48	$0.26	$1.54	$(0.05)

Diluted shares outstanding - adjusted	40,094,828	41,795,193	39,044,007	36,744,304

1.We are presenting adjusted net income and adjusted net income per share, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted net income per share, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents duplicate rent and occupancy costs for our Los Angeles, CA, Richmond, CA, Miami, FL and Portland, OR facilities.

4.Represents moving expenses for the consolidation of certain facilities in New England.

5.Represents interest expenses incurred in connection with third party fees and the loss on debt extinguishment from the refinancing of our senior convertible debt and the write-off of certain deferred financing fees in connection with amendments made to our term loan and asset-based loan facility.

6.Represents a payroll tax credit earned in accordance with the Employee Retention Credit under the CARES Act.

7.Represents the tax effect of items 2 through 6 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 30, 2022	December 24, 2021	December 30, 2022	December 24, 2021
Numerator:
Adjusted net income (loss)	$18,806	$10,211	$59,361	$(2,013)
Add effect of dilutive securities:
Interest on convertible notes, net of tax	425	673	812	—
Adjusted net income (loss) available to common shareholders	$19,231	$10,884	$60,173	$(2,013)
Denominator:
Weighted average basic common shares outstanding	37,198,345	36,879,240	37,094,220	36,744,304
Dilutive effect of unvested common shares	654,441	341,965	638,293	—
Dilutive effect of options and warrants	69,599	49,008	66,719	—
Dilutive effect of convertible notes	2,172,443	4,524,980	1,244,775	—
Weighted average diluted common shares outstanding	40,094,828	41,795,193	39,044,007	36,744,304

Adjusted net income (loss) per share:
Diluted	$0.48	$0.26	$1.54	$(0.05)

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2023
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$55,800	$61,000
Provision for income tax expense	20,700	22,500
Depreciation & amortization	42,000	45,000
Interest expense	38,000	38,000
EBITDA (1)	156,500	166,500

Adjustments:
Stock compensation (2)	17,000	17,000
Duplicate rent (3)	5,000	5,000
Other operating expenses (4)	1,500	1,500
Adjusted EBITDA (1)	$180,000	$190,000

1.We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals and certain third-party deal costs incurred in connection with our acquisitions or financing arrangements.